UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.03  Creation of a Direct Financial Obligation

        The Company through its wholly-owned subsidiary Envirokare Composite Corp., on May 25, 2006, entered into a secured loan transaction with NOVA Chemicals, Inc. ("NOVA"),  its 50% Joint Venture Partner in LRM Industries, LLC.   This transaction is for a period of two years and bears interest at the rate of 9% per annum with all interest and principal due at maturity.   Interest and principal are convertible into common stock of the Company at a price of $0.45 per share at the option of NOVA.  Envirokare Composite Corp.'s interest in the Joint Venture is security for this transaction.  The loan is guaranteed by the Company.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

    99.1    Convertible Promissory Note between Envirokare Composite Corp. and NOVA Chemicals Inc. in the amount of $500,000.00, dated May 15, 2006.
    99.2    Pledge and Security Agreement between Envirokare Composite Corp. and NOVA Chemicals, Inc., dated May 15, 2006.
    99.3    Guaranty between Envirokare Tech, Inc. and NOVA Chemicals, Inc., dated May 15, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 25, 2006

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, President